UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2017, Real Estate Contacts, Inc. (the “Company”) closed the Asset Purchase Agreement (“APA”) with Patriot Bioenergy Corporation, a Kentucky corporation (“Patriot”), for the purchase of all of the assets related to the business of operating a hemp processing and growth operation and selling hemp related products (the “Business”).  This transaction was the subject of the Letter of Intent disclosed in our Form 8-K filed on November 15, 2016.  The LOI was amended on December 6, 2016, and an amendment to our November 15 Form 8-K was filed on the same date.

After consummation of the APA, in which the Company acquired all of Patriot’s stock, Patriot became a wholly owned subsidiary of the Company.

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As stated in Item 1.01 above, the Company acquired all of the assets of Patriot (the “Assets”) pursuant to an Asset Purchase Agreement.  The assets include all of Patriot’s stock; machinery and equipment used in the hemp business; inventory; the real property and leases of real property; customer, supplier and distributor lists; accounts receivable; licenses; and goodwill.  There were no material relationships between the Patriot, and its officers, directors, or affiliates, and the Company, or the Company’s officers, directors, or affiliates

The Company acquired the Assets in exchange for 50,000 shares of Company common stock.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired (to be filed in an amendment to this Form 8-K by no later than March 22, 2017)

b.

Pro Form Financial information (to be filed in an amendment to this Form 8-K by no later than March 22, 2017)

c.

Not Applicable

d.

Exhibits

NUMBER	EXHIBIT
10.1	Asset Purchase Agreement Patriot Bioenergy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

January 10, 2017	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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